EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-165820) and Form S-8 (No. 333-53593, No. 333-53595, No. 333-94207, No. 333-85288, No. 333-88572, No. 333-88574, and No. 333-134502) of our report dated February 24, 2011 relating to the consolidated financial statements of Macatawa Bank Corporation and the effectiveness of its internal control over financial reporting, which appear in the Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ BDO USA, LLP

Grand Rapids, Michigan
February 24, 2011